Exhibit 10.9.2
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”), effective as of July 26, 2010, is made and entered into by and between L&L Acquisition Corp., a Delaware corporation (the “Company”), and LLM Structured Equity Fund L.P., a Delaware limited partnership (“Buyer”).
RECITALS:
     WHEREAS, Buyer wishes to purchase from the Company 691,627 shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”); and
     WHEREAS, the Company wishes to sell the Shares to the Buyer on the terms and subject to the conditions set forth in this Agreement.
AGREEMENT:
     NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     The terms defined in this Article I shall have for all purposes of this Agreement the respective meanings set forth below:
     “Buyer” shall have the meaning set forth in the preamble to this Agreement.
     “Closing” shall have the meaning set forth in Section 2.3 of this Agreement.
     “Closing Date” shall have the meaning set forth in Section 2.3 of this Agreement.
     “Common Stock” shall mean the Common Stock, $0.0001 par value per share, of the Company.
     “Company” shall have the meaning set forth in the preamble to this Agreement.
     “Consent” means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.
     “Governmental Body” shall mean any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority.
     “Law” shall mean any law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any Governmental Body.
     “Lien” shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, charge, restriction, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing, other than (i) statutory, mechanics’ or other Liens incurred in the Company’s ordinary course of business or (ii) Liens for taxes incurred but not yet due.
     “Order” shall mean an order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator.

     “Permit” shall mean a permit, license, certificate, waiver, notice or similar authorization to which Buyer is a party or by which Buyer is bound or any of its assets are subject.
     “Purchase Price” shall have the meaning set forth in Section 2.2 of this Agreement.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the applicable rules and regulations promulgated and in effect from time to time thereunder.
     “Shares” shall have the meaning set forth in the recitals to this Agreement.
ARTICLE II
PURCHASE OF THE SHARES
     Section 2.1 Purchase and Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained or incorporated by reference herein, simultaneous with the execution hereof, the Company shall sell and deliver to Buyer, and Buyer shall purchase from the Company, the Shares, in consideration of the payment of the Purchase Price noted herein.
     Section 2.2 Purchase Price. As payment in full for the Shares being purchased under this Agreement and against delivery of the certificates therefor, simultaneous with the execution hereof, Buyer shall pay an aggregate of $12,028.30 ($0.0173913 per share) to the Company by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company (the “Purchase Price”).
     Section 2.3 Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall be held on the date of this Agreement (“Closing Date”) at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, or such other place as may be agreed upon by the parties hereto.
     Section 2.4 Closing Deliveries. All actions taken at the Closing shall be deemed to have been taken simultaneously.
          (a) Buyer Deliveries. At the Closing, Buyer shall deliver to the Company the Purchase Price by wire transfer of immediately available funds.
          (b) Company Deliveries. At the Closing, or within a reasonable time after the Closing but in no event later than thirty (30) days after Closing, the Company shall deliver to Buyer the certificates representing the Shares.
     Section 2.5 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BUYER
     Buyer represents and warrants to the Company that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement.
     Section 3.1 Organization and Good Standing. Buyer is a limited partnership duly organized, validly existing, and in good standing under the laws of the state of Delaware.
     Section 3.2 Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Buyer has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by, and is enforceable against, Buyer.
     Section 3.3 Investment Representations.
          (a) Buyer is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.
          (b) Buyer has received, has thoroughly read, is familiar with and understands the contents of this Agreement.
          (c) Buyer hereby acknowledges that an investment in the Shares involves certain significant risks. Buyer acknowledges that there is a substantial risk that it will lose all or a portion of its investment and that it is financially capable of bearing the risk of such investment for an indefinite period of time. Buyer has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Buyer understands that there presently is no public market for the Shares and none is anticipated to develop in the foreseeable future. Buyer’s present financial condition is such that Buyer is under no present or contemplated future need to dispose of any portion of the Shares subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. Buyer’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the investment in the Company will not cause such overall commitment to become excessive.
          (d) Buyer acknowledges that the Shares have not been and will not be registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts, except those state securities acts that require registration of the Shares thereunder. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Buyer’s representations and warranties set forth herein. Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless Buyer either registers the Shares in accordance with federal and state securities laws or finds and complies with an available exemption under such laws. Accordingly, Buyer hereby acknowledges that there can be no assurance that it will be able to liquidate its investment in the Company.
          (e) There are substantial risk factors pertaining to an investment in the Company. Buyer acknowledges that it has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with limited operating history and financial resources; and Buyer is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.
          (f) Buyer has been given the opportunity to (i) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the offering, the Company and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. Buyer further represents and warrants that, prior to signing this Agreement, it has asked such questions, received such answers and obtained such information as it has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Shares and an investment in the Company. Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.
          (g) Buyer understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Section 4.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.
     Section 4.2 Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, the Company.
     Section 4.3 No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, contract or Permit to which the Company is a party or by which it is bound or any of its assets are subject, or any provision of the Company’s organizational documents as in effect on the Closing Date, (b) result in the imposition of any lien, claim or encumbrance upon any assets owned by the Company; (c) require any Consent under any contract or organizational document to which the Company is a party or by which it is bound; or (d) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (e) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.
     Section 4.4 Authorization of the Shares. The Shares have been duly authorized and, when issued in accordance with this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock and will be free and clear of all Liens and claims, other than restrictions on transfer imposed by the Securities Act and applicable state securities laws.
ARTICLE V
FORFEITURE OF SHARES; ESCROW OF SHARES
     Section 5.1. Failure to Consummate Business Combination; Partial or No Exercise of the Over-allotment Option. In the event the over-allotment option granted to the underwriters of the Company’s IPO is not exercised in full, the Buyer acknowledges and agrees that it shall forfeit any and all rights to such number of Shares (up to an aggregate of 90,212 Shares and pro rata based upon the percentage of the over-allotment option exercised) such that immediately following such forfeiture, the Buyer and all other initial stockholders prior to the IPO will own an aggregate number of shares of Common Stock (not including shares of common stock issuable upon exercise of any warrants or any shares purchased by Buyer in the Company’s IPO or in the aftermarket) equal to 20% of the issued and outstanding shares of Common Stock of the Company immediately following the IPO.
     Section 5.2. Termination of Rights as Stockholder. If any of the Shares are forfeited in accordance with this Section 5, then after such time the Buyer (or successor in interest), shall no longer have any rights as a holder of such Shares, and the Company shall take such action as is appropriate to cancel such Shares. In addition, the Buyer hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all action reasonably requested by the Company necessary to effect any adjustment in this Section 5.
     Section 5.3. Escrow. Upon consummation of the IPO, the Buyer, and its designees, shall enter into a securities escrow agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Company (the “Escrow Agent”), whereby the Shares (and any Shares of Common Stock which may be issued as a dividend as a result of a stock split) shall be held in escrow as follows: (i) 307,390 shares (up to 40,094 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full) will be held in escrow until the first anniversary of our initial business combination and (ii) 384,237 shares (up to 50,118 of which will be forfeited if the underwriter’s over-allotment option is not exercised in full) will be held in escrow and forfeited on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (ii) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share.
     Section 5.4 Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement and any other Company securities purchased on a private placement basis, the Buyer hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account (as such term is defined in the Investment Management Trust Agreement to be entered by and between the Company and the trustee thereunder), in the event of a liquidation of the Company upon the Company’s failure to timely complete its initial business combination. For purposes of clarity, in the event the Buyer purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Buyer have the right to redeem any Shares into funds held in the Trust Account with the Escrow Agent upon the successful completion of a business combination.
ARTICLE VI
RESTRICTIONS ON TRANSFER
     Section 6.1. Securities Law Restrictions. In addition to the restrictions contained in the Escrow Agreement, Buyer agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder and with all applicable state securities laws.
     Section 6.2 Restrictive Legends. All certificates representing the Shares shall have endorsed thereon legends substantially as follows:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A STOCK ESCROW AGREEMENT (THE “ESCROW AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE ESCROW AGREEMENT).”
     Section 6.3. Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding capital stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 6 or into which such Shares thereby become convertible shall immediately be subject to this Section 6. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 6.

     Section 6.4. Registration Rights. Buyer acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a Registration Rights Agreement. Buyer is entitled to make up to two demands that Company registers the Shares pursuant to the terms and restrictions as set forth in the Registration Rights Agreement to be entered into with the Company prior to the closing of the IPO.
ARTICLE VII
MISCELLANEOUS
     Section 7.1 Entire Agreement. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.
     Section 7.2 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.
     Section 7.3 Assignments. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 7.3 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.
     Section 7.4 Waiver of Jury Trial. THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.
     Section 7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.
     Section 7.6 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
     Section 7.7 Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

     Section 7.8 Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.
     Section 7.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.
     Section 7.10 Expenses. Except as otherwise expressly provided in this Agreement, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.
     Section 7.11 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and "including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.
     Section 7.12 Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.
     Section 7.13 Further Assurances. Buyer agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
     Section 7.14 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated herby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.
     Section 7.15 No Broker or Finder. Each of the parties hereto represents to the other that no broker, finder or other financial consultant has acted on its behalf in conjunction with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

L&L ACQUISITION CORP.

By:	/s/ Patrick J. Landers Patrick J. Landers
President

BUYER:

LLM STRUCTURED EQUITY FUND L.P.

By: LLM Advisors L.P., its General Partner

By: LLM Advisors LLC, its General Partner

By: LLM Capital Partners LLC, its Manager

By:	/s/ Frederick S. Moseley, IV
Name:	Frederick S. Moseley, IV
Title:	Managing Director
Securities Purchase Agreement Signature Page